                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               MCI COMMUNICATIONS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                            WORLDCOM, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

[WORLD COM LOGO]


                                                     NEWS RELEASE


FOR MEDIA:                                           FOR INVESTORS:
Josh Howell, (601) 360-8750                          Gary Brandt, (601) 360-8544
Mark Weeks, 011-44-171-570-5759
Joele Frank, Abernathy/MacGregor, (212) 371-5999
Lucas van Praag, Brunswick Group, 011-44-171-404-5959

FOR IMMEDIATE RELEASE

                          WORLDCOM RESPONDS TO MCI AND
                      BRITISH TELECOM AGREEMENT PERMITTING
                            DISCUSSIONS WITH WORLDCOM

    Jackson, Miss., October 16, 1997 -- WorldCom, Inc. (NASDAQ: WCOM) issued the following statement in response to the MCI (NASDAQ: MCIC) and British Telecom agreement permitting discussions with WorldCom:

    "We are delighted to have the opportunity to discuss our offer with MCI and British Telecom. We believe a WorldCom-MCI transaction offers compelling financial benefits and powerful synergies. By 1999 in a WorldCom-MCI merger, cost synergies -- before revenue enhancements -- are conservatively expected to be $2.5 billion; over five years, WorldCom-MCI's cost synergies -- before revenue enhancements -- are anticipated to total at least $15 billion. Together, WorldCom and MCI will have the capital, marketing abilities, and state-of-the-art network to compete more effectively, and help fulfill the intent of the Telecommunications Act of 1996.

    "We believe that our offer provides superior near-term and long-term value for MCI shareholders, bondholders, employees, and customers. We are confident that our offer can be completed no later than the first quarter of 1998."

    WorldCom is a global telecommunications company. Operating in more than 50 countries, the company is a premier provider of facilities-based and fully integrated local, long distance, international and Internet services. WorldCom's subsidiary, UUNET Technologies, Inc., is an international provider of Internet services with over 1,000 Points of Presence (POPs) throughout the United States and in Canada, Europe and the Asia-Pacific region. WorldCom's World Wide Web address is http://www.wcom.com. The common and depository shares of WorldCom trade on the NASDAQ National Market (US) under the symbols WCOM and WCOMP, respectively.


                                        # # #